UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2005

KING PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	0--24425 (Commission File Number)	54-1684963 (IRS Employer Identification No.)
501 Fifth Street

Bristol, TN 37620

(Address of principal executive offices)

(423) 989-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 27, 2005, Mylan Laboratories Inc. (“Mylan”) and King Pharmaceuticals, Inc. (“King”) issued a joint press release announcing that they had mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 23, 2004, by and among Mylan, Summit Merger Corporation, a wholly owned subsidiary of Mylan (“Summit”), and King, pursuant to which Mylan was to acquire King. Following discussions, Mylan and King were unable to agree upon terms for a revised transaction.

Copies of the Termination Agreement, dated as of February 27, 2005, by and among Mylan, Summit and King, and the joint press release of Mylan and King, dated February 27, 2005, are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of February 27, 2005, by and among Mylan, Summit and King
99.1	Joint Press Release of Mylan and King, dated February 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.,
By
/s/ Brian A. Markison
Name: Brian A. Markison
Title: President and Chief Executive Officer

Date: March 1, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Termination Agreement, dated as of February 27, 2005, by and among Mylan, Summit and King
99.1	Joint Press Release of Mylan and King, dated February 27, 2005